                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934.

                                   May 7, 2001
                Date of Report (Date of Earliest Event Reported)

                             DNAPrint genomics, Inc.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 0-30119

         Utah                                                59-2780520
(State of Incorporation)                              (I.R.S. Employer I.D. No)

                     900 Cocoanut Avenue, Sarasota, FL 34231
                    (Address of Principal Executive Offices)

                                 (941) 351-4543
              (Registrant's Telephone Number, Including Area Code)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 11, 2001, the Company engaged Kingery, Crouse & Hohl, P.A., as its principal independent accountant to audit the Company's financial statements beginning with its fiscal year ending December 31, 2001. The decision to change principal accountant was recommended by the Board of Directors. Accordingly, the engagement of Howard Womeldorph, C.P.A., the Company's prior independent accountant, was not renewed, effective May 7, 2001.

        During the Company's two most recent fiscal years, and during the period from January 1, 2001 to May 7, 2001, there was no disagreement with Howard Womeldorph,
C.P.A., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not solved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        The audit reports on the financial statements of the Company as of and for the years ended December 31, 2000 and December 31, 1999 did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, such reports contained an explanatory paragraph regarding the uncertainty about the Company's ability to continue as a going concern.

Item 5.  OTHER EVENTS

                  None.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

                  None.

                                       1

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of businesses acquired.

            None

        (b) Pro forma financial information.

            None

        (c) Exhibits:

            16        Letter of Howard Womeldorph, C.P.A.

Item 8.  CHANGE IN FISCAL YEAR

                  None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    DNAPrint genomics, Inc.

                                                    By:/s/ Carl L. Smith
                                                       Carl L. Smith, President

                                                       May 11, 2001